Exhibit 10(y)


                                 EMPLOYMENT AGREEMENT
                                 --------------------
          Agreement made as of the 23rd day of October, 1995, by and between MILTOPE GROUP INC., a Delaware corporation (the "Company"), having its principal office at 500 Richardson Road South, Hope Hull, Alabama 36043 and James Matthews residing at 604 Stonehedge Drive, Vestal, New York 13850 (the "Employee").

                                      WITNESSETH
                                      ----------
          WHEREAS, the Company desires to retain the services of the Employee as Vice President, Finance, and Chief Financial Officer of the Company and the Employee desires to render such services;

          NOW, THEREFORE, in consideration of the representations, warranties and mutual covenants set forth herein, the parties agree as follows:

               1.   Employment.
                    ----------
          The Company hereby retains the Employee as Vice President, Finance and Chief Financial Officer of the Company and the Employee hereby accepts such employment, all upon and subject to the terms and conditions hereinafter set forth.

               2.   Term.
                    ----
          The term of employment under this Agreement shall be for a period commencing on or about November 13, 1995, and terminating on November 12, 1996, (the "Employment Term"), subject to the termination provisions in Section five below.

               3.   Duties.
                    ------
                    (a) The Employee will render his services to the Company as Vice President, Finance and Chief Financial Officer and shall perform the duties and services incident to that position and such other duties as may be assigned to him from time to time by the President and Chief Executive Officer of the Company. In addition, the Employee will hold, without additional compensation therefor, such other offices and directorships in the Company or any subsidiary of the Company to which, from time to time, he may be appointed or elected.

                    (b) During the term of his employment hereunder, the Employee will devote his full working time to the business of the Company, and, without the prior written consent of the President and Chief Executive Officer of the Company, will not (i) actively engage in any other business or business activity or (ii) directly or indirectly have any financial interest, as shareholder, partner, or otherwise, in any proprietorship, partnership, corporation or other entity in competition with the Company or its affiliates, except for securities issued by a publicly traded corporation to the extent that the Employee does not own more than 5% of any class of voting securities of such publicly traded corporation.

               4.   Compensation Benefits.
                    ---------------------
                    (a) In consideration of the services to be rendered by the Employee hereunder, including, without limitation, any services rendered by him as an officer or director of the Company or of any subsidiary of the Company, the Company agrees to pay to the Employee, and the Employee agrees to accept as compensation (which payments shall be made by Miltope Group) a salary at the annual rate of $120,000.00 per annum (the "Salary"), payable in accordance with the Company s normal payroll policies. Additionally, the Employee will receive a monthly automobile allowance of $575.00, a gasoline credit card and membership to the Capital City Club. In the event that, for any reason, the Company is unable to make the compensation payments set forth in the Section 4(a), hereof Miltope Group Inc. shall be responsible for making such payments to the Employee. In addition, the
          Employee:

                    (i) Shall participate in the Company s Executive Bonus Plan and the Executive Insurance Coverage Program, as currently in effect, and as amended from time to time by the Board of Directors of the Company; and

                    (ii) Shall receive a stock option on the date of commencement of employment to purchase an aggregate of 20,000 shares of the Company s Common Stock, $0.1 par value, ("Common Stock"), under the Company s 1995 Stock Option and Performance Award Plan of the Company (the "Plan") at such price and upon such conditions as are contained in a stock option agreement prepared in accordance with the "Plan" and approved by the committee of the Board of Directors of the Company, which administers the "Plan" and;

                    (b) During the term of his employment hereunder, the Employee shall be entitled to the following employment benefits:

                    (i) Vacations in accordance with the Company s policies from time to time in effect for officers and employees of the Company, to be taken on reasonable prior notice and at a time and in a manner designed not to interfere with the proper operation of the business of the Company. The Employee shall begin employment with ten (10) days of vacation available for use. Additional vacation shall accrue at the rate of 1.25 days per month of employment, beginning January 13, 1995.

                    (ii) Sick leaves in accordance with the Company s policies from time to time in effect for officers and employees of the Company.

                    (iii) Participation, subject to qualification requirements, in all medical and hospitalization plans, health benefit and life insurance, pension, profit sharing, fringe benefit and other employee benefit programs of whatever nature to the extent that such programs are available generally to executive officers of the Company.

                    (c) The Employee shall be reimbursed for reasonable and necessary expenses incurred by the Employee in performing his employment hereunder, provided such expenses are adequately documented in accordance with the Company s policies.

                    (d) The Employee shall receive a one-time sign-on bonus (the "Bonus") in the amount of $15,000. The Bonus shall be paid when requested by the Employee, but in any event no earlier than November 13, 1995, and no later than May 30, 1996. If for whatever reason, the Employee decides to leave the Company at his own volition, prior to November, 1996, the Employee shall repay in full the subject sign-on bonus.

               5.   Termination in Case of Disability, Death or for Cause
                    -----------------------------------------------------
                    (a) If the Employee, due to physical or mental injury, illness, disability or incapacity, shall fail to render the services provided for in this Agreement for a consecutive period of three (3) months, or an aggregate of three (3) months in any six (6) month period, the Company may, at its option, terminate the Employee s employment hereunder upon fourteen (14) days written notice to the Employee; provided, however, that if the Employee has accrued sick time, as described in the Miltope Corporation Employee Handbook, in excess of the respective periods referred to above, the Company may not terminate the Employee s employment pursuant to this Section 5(a) until the completion of such sick time.

                    (b) If the Employee shall die during the term of this Agreement, this Agreement and the Employee s employment hereunder shall terminate immediately upon the Employee s death.

                    (c) Notwithstanding anything to the contrary in this Agreement, the Company, upon notice to the Employee, may terminate this Agreement and the employment of the Employee hereunder for cause, which, for purposes of this agreement shall mean (i) the continued and repeated failure or refusal by the employee to perform specific directives of the Board of Directors of the Company, which directives are consistent with the scope and nature of the employee s duties and responsibilities, (ii) embezzlement or any offense involving misuse or misappropriation of money or other property of the Company, (iii) conviction of any felony, (iv) any act of dishonesty, disloyalty or other conduct that is materially injurious to the company, or (v) material breach by the Employee of any of the terms of this Agreement other than those contained in this Section 5.

               6.   Severance Compensation.
                    ----------------------
          In the event the Employee s employment hereunder is terminated by the Company for any reason, including the expiration of the Employment Term without renewal thereof, and other than for cause, death or disability, the Company shall pay to the Employee Severance Compensation (as defined below). For purposes of this Agreement, the term "Severance Compensation" shall mean:

                    (a) In the event the Employee s employment hereunder is terminated by the Company for any reason, other than for cause, death or disability, and other than the expiration of the Employment Term without renewal thereof, an amount equal to the greater of six (6) months Salary or the balance of the Salary due hereunder during the remainder of the Employment Term. Severance Compensation shall also include a continuation of the benefits described in Section 4(b) (iii) hereof, to which the Employee is then entitled and participating, for a period equal to the longer of six (6) months or the balance of the Employment Term hereunder following the date of such termination.

                    (b) In the event that the Employee s employment hereunder is terminated because of the expiration of the Employment Term without renewal thereof, an amount equal to six
          (6) months Salary. Severance Compensation shall also include a continuation of the benefits described in Section 4(b) (iii) hereof, to which the Employee is then entitled and participating, for a period of six (6) months following the expiration of the Employment Term.

                    In the event the Employee receives Severance
          Compensation under this Section 6, the Employee shall not be entitled to receive any other compensation or benefits under this Agreement after the termination of the Employee s employment hereunder and, as a condition to receiving such Severance Compensation, the Employee hereby agrees that he shall have no other claim against the Company by reason of this Agreement or otherwise.

               7.   Disclosure and Assignment of Discoveries.
                    ----------------------------------------
                    (a) The Employee shall (without any additional compensation) promptly disclose in writing to the Board of Directors of the Company all ideas, processes, devices and business concepts (hereinafter referred to collectively as "discoveries"), whether or not patentable or copyrightable, which he, while employed by the Company, conceives, develops, acquires or reduces to practice, whether alone or with others and whether during or after usual working hours, and which are related to the Company s business or interests, or are used or usable by the Company, or arise out of or in connection with the duties performed by him hereunder; and the Employee hereby transfers and assigns to the Company all rights, title and interest in and to such discoveries. Upon the request of the Company, the Employee shall (without any additional compensation), from time to time during or after the expiration or termination of his employment, execute such further instruments and do all such other acts and things as may be deemed necessary or desirable by the Company to protect and/or enforce its rights in respect of such discoveries.

                    (b)  For purposes of this Section 7 and the following
          Section 8, the term "Company" shall mean and include all subsidiaries, parents and affiliated corporations of the Company in existence from time to time.

               8.   Non-Disclosure of Confidential Information and
                    ----------------------------------------------
                    Competition.
                    ------------

                    (a) The Employee represents that he has been informed that it is the policy of the Company to maintain as secret and confidential all information (i) relating to the products, processes and/or business concepts used by the Company and (ii) relating to the customers and employees of the Company ("Confidential Information"), and the Employee further acknowledges that such Confidential Information is of great value to the Company and is the property of the Company. The parties recognize that the services to be performed by the Employee are special and unique, and that by reason of his employment by the Company, he will acquire Confidential Information as aforesaid. The parties confirm that it is reasonably necessary to protect the Company s goodwill that the Employee agree, and accordingly the Employee does hereby agree, that he will not directly or indirectly (except where authorized by the Board of Directors of the Company for the benefit of the Company):

               A. at any time during his employment hereunder or after he ceases to be employed by the Company, divulge to any persons, firms or corporations, other than the Company (hereinafter referred to collectively as "third parties") or use or cause to authorize any third parties to use, any such Confidential Information, or any other information regarded as confidential and valuable by the Company which he knows or should know is regarded as confidential and valuable by the Company (whether or not any of the foregoing information is actually novel or unique or is actually known to others); or

               B. at any time during his employment hereunder and for a period of one (1) year after he ceases to be employed by the Company, solicit or cause or authorize, directly or indirectly, to be solicited, for or on behalf of himself or third parties, any business from third parties who were, at any time within one year prior to the cessation of his employment hereunder, customers of the Company with respect to computer peripheral products or services for military, rugged or other specialized applications; or

               C. at any time during his employment hereunder and for a period of one (1) year after he ceases to be employed by the Company, accept or cause or authorize, directly or indirectly, to be accepted, for or on behalf of himself or third parties, any such business from any customers of the Company; or

               D. at any time during his employment hereunder and for a period of one (1) year after he ceases to be employed by the Company, solicit or cause or authorize, directly or indirectly, to be solicited for employment, for or on behalf of himself or third parties, any persons who were at any time within one (1) year prior to the cessation of his employment hereunder, employees of the Company; or

               E. at any time during his employment hereunder and for a period of one (1) year after he ceases to be employed by the Company, employ or cause or authorize, directly or indirectly, to be employed, for or on behalf of himself or third parties, any such employees of the Company; or

               F. at any time during his employment hereunder and for any period during which the Employee is receiving severance pay and benefits after he ceases to be employed by the Company, unless agreed to by the Company in writing, the Employee will not accept employment with or participate, directly or indirectly, as owner, stockholder, director, officer, manager, consultant or agent, or otherwise use his special, unique or extraordinary skills or knowledge with respect to the business of the Company or of any affiliate of the Company in or with any business, firm, corporation, partnership, association, venture or other entity or person which is engaged in the business of designing, developing and manufacturing computers, printers or computer peripheral equipment for rugged or other specialized applications, except that this paragraph F shall not be construed to prohibit the Employee from owning up to 5% of the securities or a corporation which are publicly traded on a national securities exchange or in the over-the-counter market.

               (b) The Employee agrees that he will not, at any time, remove from the Company s premises any drawings, notebooks, data and other documents and materials relating to the business and procedures heretofore or hereafter acquired, developed and/or used by the Company without prior written consent of the President and Chief Executive Officer of the Company, except as reasonably necessary to the discharge of his duties hereunder; provided, however, that the removal of any such documents that are deemed sensitive must be handled by the Employee in accordance with the Company s United States Department of Defense Security Manual.

               (c) The Employee agrees that upon the expiration of his employment by the Company for any reason, he shall forthwith deliver up to the Company any and all order-books, customer lists, logs, drawings, notebooks and other documents and material, and all copies thereof, in his possession or under his control relating to any Confidential Information or any discoveries or which is otherwise the property of the Company.

               (d) The Employee agrees that any breach or threatened breach or alleged breach or alleged threatened breach by him of any provision of this Section 8 shall entitle the Company, in addition to any other legal remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach or threatened breach or alleged breach or alleged threatened breach. The parties understand and intend that each restriction agreed to by the Employee herein shall be construed as separable and divisible from every other restriction, and that the unenforceability, in whole or in part, of any other restriction, will not affect the enforceability of the remaining restrictions that one or more of all of such restrictions may be enforced in whole or in part as the circumstances warrant. No waiver of any one breach of the restrictions contained in this Section 8 shall be deemed a waiver of any future breach.

               (e) The Employee hereby acknowledges that he is fully cognizant of the restrictions put upon him by this Section 8.

               9.   Relocation Expenses
                    -------------------
                    a) Subject to this Agreement, the Company shall pay the following actual expenses of the Employee incurred in connection with, or incidental to, the relocation of the Employee (the "Relocation"): (i) all taxes, title and closing costs including up to two "points" in origination fees and prepaid interest expenses; (ii) reasonable legal and lenders fees; (iii) travel expenses including food and lodging, directly incurred in connection with the search for and purchase of a new primary residence in the Montgomery, Alabama, region which is within commuting distance to the Company s facilities; (iv) closing costs on the sale of the Employee s primary residence in Vestal, New York; (v) expenses for the movement of household goods from the Employee s primary residence in the Vestal, New York area, to a new permanent residence in the Montgomery, Alabama, area; and
          (vi) two trips (Employee & Spouse), to Montgomery, Alabama and return to current residence in New York by air for the purpose of looking for a primary residence. All relocation expenses will be grossed up to cover applicable federal, state and local taxes.

               10.  Temporary Living Expenses.
                    -------------------------
          During the employment term and prior to the relocation of the Employee, but in no event to exceed a period of 180 days, the Employee shall be reimbursed for temporary living expenses incurred by the Employee in an amount not to exceed $2,000 per month, provided such expenses are adequately documented in accordance with the Company s policies.

               11.  Life Insurance.
                    --------------
          The Employee agrees that the Company may apply for and purchase one or more life insurance policies on the life of the Employee, and the Employee acknowledges that the Company has an insurable interest in the life of the Employee. The Employee agrees to take all actions reasonably necessary for the Company to procure such policies, including, without limitation, the execution of any consents or applications and the undergoing of one or more physical examinations.

               12.  Notices.
                    -------
          All notices, requests, demands or other communications hereunder shall be deemed to have been given if delivered in writing personally or by certified mail to each party at the address set forth below, or at such other address as each party may designate in writing to the other:

          If to the Company:

               Miltope Group Inc.
               500 Richardson Road South
               Hope Hull, Alabama  36043

               with a copy to:

               Reid & Priest LLP
               40 West 57th Street
               New York, New York  10019
               Attention:  Leonard Gubar, Esq.

          If to the Employee:

               James Matthews
               604 Stonehedge Drive
               Vestal, New York 13850

               13.  Entire Agreement
                    ----------------
          This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, supersedes any prior agreement between the parties, and may not be changed or terminated orally. No change, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced.

               14.  Successors and Assigns.
                    ----------------------
          This Agreement shall be binding upon and shall inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto.

               15.  Severability.
                    ------------
          In the event that any one or more of the provisions of this Agreement shall be declared to be illegal or unenforceable under any law, rule or regulation of any government having jurisdiction over the parties hereto, such illegality or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement.

               16.  Counterparts.
                    ------------
          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               17.  Governing Law.
                    -------------
          All matters concerning the validity and interpretation of and performance under this Agreement shall be governed by the laws of the State of Alabama.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                             MILTOPE GROUP INC.,



          /s/ James Matthews                 by: /s/ George K. Webster
          -------------------------          -----------------------------
          James Matthews                     George K. Webster
                                             President and CEO